UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10575 Katy Freeway, Suite 300, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2011, Alamo Energy Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (each a “Purchaser” and, collectively, the “Purchasers”) providing for the issuance and sale by the Registrant to the Purchasers of an aggregate principal value of approximately $1,310,621 of original issue discount convertible debentures (the “Debentures”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 2,621,241 shares of the Registrant’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”), in exchange for the aggregate purchase price of approximately $1,114,000.

The Debentures will become due and payable two years from the date of issuance.  The Debentures may be converted at any time at the option of the Purchasers into shares of the Registrant’s common stock at a conversion price of $1.00 per share (the “Conversion Price”). On and after the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) February 1, 2012 (such earlier date, the “Trigger Date”), the Conversion Price shall be reduced to the lesser of (x) the then Conversion Price, as adjusted and (y) the average of the volume weighted average price for the 10 trading days immediately following the Trigger Date, which shall thereafter be the new Conversion Price. The adjusted Conversion Price shall not be lower than $0.50.The Debentures bear interest at the rate of 5% per annum increasing to 18% in an event of default.  Interest is payable quarterly payable in cash or equity if certain conditions are met.  The Debentures will be unsecured, general obligations of the Registrant, and rank pari passu with the Registrant’s other unsecured and unsubordinated liabilities.  The Debentures are not subject to voluntary prepayment by the Registrant prior to maturity and are identical for all of the Purchasers except for principal amount.

Pursuant to the terms of the Securities Purchase Agreement, each Purchaser has been issued a Series A Warrant, a Series B Warrant and a Series C Warrant.  The Series A Warrants grant each Purchaser the right to purchase up to a number of shares of Common Stock equal to 50% of the shares underlying the principal amount of the Debenture issued to such Purchaser, have an exercise price of $1.25 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years.  The Series B Warrants grant each Purchaser the right to purchase up to a number of shares of Common Stock equal to 100% of the shares underlying the principal amount of the Debenture issued to such Purchaser, have an exercise price of $1.00 per share, are exercisable immediately upon issuance and have a term of exercise equal to twelve months.  The Series C Warrants grant each Purchaser the right to purchase up to a number of shares of Common Stock equal to 50% of the shares underlying the principal amount of the Debenture issued to such Purchaser, have an exercise price of $1.25 per share, vest and are exercisable ratably commencing on the exercise of the Series B Warrants held by each Purchaser (or its assigns) and have a term of exercise equal to five years. In addition, on and after the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) February 1, 2012 (such earlier date, the “Warrant Trigger Date”), the exercise price of each Warrant shall be reduced to the lesser of (x) the then exercise price for each Warrant, as adjusted, and (y) for Series A and Series C Warrants, 125% of the average of the VWAPs, and for Series B Warrants, 100% of the average of the VWAPs, for the 10 Trading Days immediately following the Warrant Trigger Date (the “Reset Exercise Price”) and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate exercise price payable hereunder, after taking into account the adjustment to the Reset Exercise Price, shall be equal to the aggregate exercise price prior to such adjustment; provided, however, that such adjusted exercise price shall not be lower than $0.50 (subject to adjustment for forward and reverse stock splits and the like).

In connection with the Securities Purchase Agreement, each of the Registrant’s subsidiaries, KYTX Drilling Company, LLC, KYTX Oil and Gas, LLC, and KYTX Pipeline, LLC (collectively, the “Subsidiaries”), entered into a Subsidiary Guarantee dated July 26, 2011 (the “Subsidiary Guarantee”), pursuant to which the Subsidiaries jointly and severally guaranteed to the Purchasers and their respective successors and assigns, the prompt and complete repayment of the Debentures.

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

On July 26, 2011, in connection with the Securities Purchase Agreement , the Registrant and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Registrant is required to file a registration statement within 45 days following such closing to register the resale of the shares underlying the Debentures and the Warrant Shares.  The failure on the part of the Registrant to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Registrant to payment of monetary penalties.

Rodman & Renshaw, LLC (“Rodman”) acted as the placement agent for the private placement.  Pursuant to the terms of a Placement Agent Agreement entered into by the Registrant and Rodman on June 20, 2011 (the “Placement Agent Agreement”), the Registrant has agreed (a) to pay to Rodman placement agent fees equal to 7% of the aggregate gross proceeds raised in the private placement, (b) to issue to Rodman warrants to purchase 91,743 shares of the Registrant’s Common Stock , and (c) to reimburse Rodman for certain expenses.

The foregoing description of the Securities Purchase Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Subsidiary Guarantee and the Placement Agent Agreement is only a summary of the material terms of each document and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Securities Purchase Agreement, the Form of Debenture, the Form of Series A Warrant, the Form of Series B Warrant, the Form of Series C Warrant, the Form of Registration Rights Agreement, the Form of Subsidiary Guarantee and the Placement Agent Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On August 1, 2011, the Registrant issued the Debentures and Warrants to the Purchasers. The Debentures and Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Debentures and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated July 26, 2011, by and among Alamo Energy Corp. and each purchaser.
10.2	Form of Original Issue Discount Convertible Debenture.
10.3	Form of Series A Warrant.
10.4	Form of Series B Warrant.
10.5	Form of Series C Warrant.
10.6	Form of Registration Rights Agreement.
10.7	Form of Subsidiary Guarantee
10.8	Placement Agent Agreement with Rodman& Renshaw, LLC dated June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: August 1, 2011	By:	/s/ Allan Millmaker
Allan Millmaker Chief Executive Officer